Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

DATED OCTOBER 13, 2010

between

IRIDIUM COMMUNICATIONS INC.,

IRIDIUM SATELLITE LLC,

IRIDIUM HOLDINGS LLC,

IRIDIUM CARRIER HOLDINGS LLC,

IRIDIUM CARRIER SERVICES LLC,

SE LICENSING LLC,

IRIDIUM GOVERNMENT SERVICES LLC,

IRIDIUM CONSTELLATION LCC,

SYNCOM-IRIDIUM HOLDINGS CORP.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

acting as SECURITY AGENT

Allen & Overy LLP

THIS AGREEMENT is dated October 13, 2010

BETWEEN:

(1)	IRIDIUM COMMUNICATIONS INC., IRIDIUM SATELLITE LLC, IRIDIUM HOLDINGS LLC, IRIDIUM CARRIER HOLDINGS LLC, IRIDIUM CARRIER SERVICES LLC, IRIDIUM CONSTELLATION LLC, SE LICENSING LLC, IRIDIUM GOVERNMENT SERVICES LLC, SYNCOM-IRIDIUM HOLDINGS CORP., collectively as security providers (the Security Providers); and

(2)	DEUTSCHE BANK TRUST COMPANY AMERICAS, as security agent for the Finance Parties party to the Facility Agreement described below (in this capacity the Security Agent).

BACKGROUND:

The Security Providers enter into this Agreement in connection with the COFACE Facility Agreement dated October 4, 2010, among, inter alios, the Security Providers, the financial institutions listed in Part 2 of Schedule 1 (The Original Parties) to the Facility Agreement, as lenders, Société Générale, as COFACE Agent and the Security Agent (the Facility Agreement).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Assignment Acknowledgement means an acknowledgement from a counterparty to the Security Agent and the relevant Security Provider, substantially in the form of Exhibit 2 (Form of Assignment Acknowledgement).

Assignment Notice means a notice from a Security Provider to a counterparty, substantially in the form of Exhibit 1 (Form of Assignment Notice).

Authorizations means all authorizations, orders, licenses and permits (including, for the avoidance of doubt, Communications Licenses) issued by the FCC or any other Governmental Authority of the U.S. or any foreign jurisdiction to a Security Provider.

Collateral means, with respect to a Security Provider, all personal property, wherever located, in which such Security Provider now has or later acquires any right, title or interest, including all:

(a) accounts;

(b) chattel paper (including tangible chattel paper and electronic chattel paper);

(c) goods (including equipment, inventory and fixtures);

(d) instruments (including promissory notes and other negotiable instruments);

(e) investment property;

(f) documents;

(g) deposit accounts and money;

(h) without duplication of any of the foregoing, the Collateral Accounts, including all financial assets and other property and balances credited thereto from time to time and all securities entitlements carried therein;

(i) letter-of-credit rights;

(j) general intangibles (including payment intangibles and software);

(k) Intellectual Property (including inventions, discoveries, trade secrets, intellectual property rights, patents, trademarks, trade names, service marks and copyrights, registrations of and applications relating to any of the foregoing, and all associated goodwill);

(l) the commercial tort claims (if any) described in Schedule 5 (Commercial Tort Claims);

(m) supporting obligations;

(n) without duplication of any of the foregoing, all of such Security Provider’s rights under or in relation to any Authorization and the proceeds of any Authorization; provided, however, that such Collateral does not include at any time those Authorizations to the extent (but only to the extent) that at such time the Security Agent may not validly possess a security interest therein pursuant to the Communications Act, as amended, and the regulations promulgated thereunder or any other applicable law, rule or regulations, as in effect at such time but such Collateral does include to the maximum extent permitted by law all rights incident or appurtenant to the Authorizations and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the Authorizations; and

(o) other tangible and intangible personal property whatsoever and all rights or interests relating thereto (including all cash, products, rents, revenues, issues, profits, royalties, income, benefits, accessions, substitutions and replacements of and to any and all of the foregoing), and to the extent not listed above as original Collateral, proceeds of (including any proceeds of insurance thereon (whether or not the Security Agent is loss payee thereof)), and any indemnity, warranty or guarantee, payable by any reason of loss or damage to or otherwise with respect to any of, the foregoing, and all causes of action, claims and warranties now or hereafter held in respect of any of the above assets; provided, however, that the Security Providers shall retain exclusive responsibility for the control and operation of any satellite consistent with their obligation as holders of the Authorization for such satellite and notwithstanding the foregoing or any other provision herein to the contrary, the Collateral shall not include, and no security interest is granted in, any Excluded Collateral.

Collateral Accounts means, collectively, :

(a)	the BOA Revenue Account and any additional securities and deposit accounts held by the Borrower and/or any other Security Provider which are required to be pledged by the Borrower or any other Security Provider from time to time pursuant to the Finance Documents to satisfy the requirements of clause 23.27 (Revenue Accounts) of the Facility Agreement.

(b)	the Mandatory Prepayment Account; and

(c)	the Debt Service Reserve Account.

Control Agreement means an agreement, in form and substance satisfactory to the Security Agent, between the Security Agent, one or more Security Providers and any other person the Security Agent may require, with the provisions necessary to establish the Security Agent’s control of any deposit accounts or securities accounts.

Copyright Office means the United States Copyright Office.

Copyright Security Agreement Supplement means a supplement to this Security Agreement, executed by a Security Provider in favor of the Security Agent, substantially in the form of Exhibit 3 hereto.

Excluded Collateral means, with respect to a Security Provider, any property or asset (a) which, under applicable law, would become void or voidable if Security were granted in such property or asset (to the extent that such exclusion is notified in writing to the Lenders and the Lenders have agreed to such exclusion); (b) that constitutes letter of credit rights, investment property, Intellectual Property, instruments or general intangibles in each case to the extent the grant of Security in such property or asset is prohibited by or constitutes a breach or default under or results in the termination of, or requires any third party consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or asset, except to the extent that the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC as in effect in the relevant jurisdiction); provided that upon request of the Security Agent, the applicable Security Provider shall use reasonable endeavors to obtain within 30 days after such request, any waiver or third party consent necessary to permit the pledge and assignment of any such excluded property or asset; (c) that constitutes any of the assets of, or more than 65% of the equity interests issued by, a CFC Subsidiary (as defined in Clause 23.30(a)(ii)(F) of the Facility Agreement); or (d) for the avoidance of doubt, any secondary payload affixed to any Satellite (including any Block One satellite). For the avoidance of doubt, under no circumstances, and not withstanding the definition of Excluded Collateral above, shall any Launch Insurance or Material NEXT System Document to which such Security Provider is a party, any of its rights or interests thereunder or any proceeds thereof be considered “Excluded Collateral”.

FCC means the United States Federal Communications Commission.

Lien means any security interest, lien, mortgage, pledge, encumbrance, charge, assignment, hypothecation, adverse claim, claim, or restriction on assignment, transfer or pledge or any other arrangement having the effect of conferring security.

Patent Security Agreement Supplement means a supplement to this Security Agreement, executed by a Security Provider in favor of the Security Agent, substantially in the form of Exhibit 4 hereto.

PTO means the United States Patent and Trademark Office.

Relevant States means the state of each Security Provider’s incorporation or organization.

Secured Liabilities means each liability and obligation specified in Clause 2 (Secured Liabilities).

Security means any security interest created by this Agreement.

Security Period means the period beginning on the date of this Agreement and ending on the date on which all the Secured Liabilities have been indefeasibly, unconditionally and irrevocably paid and discharged in full.

Shared Security has the meaning given to that term in the Motorola Intercreditor Agreement.

Specified Collateral means any of the Collateral Accounts, any registered Intellectual Property or any Intellectual Property for which an application for registration is pending, the Material NEXT System Documents, the Launch Insurance and any equity or membership interest pledged under the Transaction Security Documents and, in each case, all proceeds thereof.

Trademark Security Agreement Supplement means a supplement to this Security Agreement, executed by a Security Provider in favor of the Security Agent, substantially in the form of Exhibit 5 hereto.

UCC means the Uniform Commercial Code as in effect on the date of this Agreement in the State of New York.

1.2	Construction

(a)	Any term defined in the UCC and not defined in this Agreement has the meaning given to that term in the UCC.

(b)	Any term defined in the Facility Agreement and not defined in this Agreement or the UCC has the meaning given to that term in the Facility Agreement.

(c)	No reference to proceeds in this Agreement authorizes any sale, transfer or other disposition of Collateral by any Security Provider.

(d)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	Clause, Subclause, a Schedule or an Exhibit is a reference to a Clause or Subclause of, or a Schedule or an Exhibit to, this Agreement;

(iii)	a law is a reference to that law as amended or re-enacted and to any successor law;

(iv)	an agreement is a reference to that agreement as amended;

(v)	fraudulent transfer law means any applicable U.S. Bankruptcy Law or state fraudulent transfer or conveyance statute, and the related case law; and

(vi)	law includes any law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, regulation, policy, writ, judgment, injunction or request of any court or other governmental, inter-governmental or supranational body, officer or official, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law.

(e)	In this Agreement:

(i)	includes and including are not limiting;

(ii)	or is not exclusive; and

(iii)	the headings are for convenience only, do not constitute part of this Agreement and are not to be used in construing it.

2.	SECURED LIABILITIES

2.1	Secured Liabilities

Each obligation and liability whether:

(a)	present or future, actual, contingent or unliquidated; or

(b)	owed jointly or severally (or in any other capacity whatsoever),

of each Obligor to any Finance Party under or in connection with each Finance Document is a Secured Liability.

2.2	Specification of Secured Liabilities

The Secured Liabilities include any liability or obligation for:

(a)	repayment of the principal of any Loan;

(b)	payment of interest and any other amount payable under the Facility Agreement;

(c)	payment and performance of all other obligations and liabilities of any Obligor under the Finance Documents;

(d)	payment of any amount owed under any amendment, modification, renewal, extension or novation of any of the above obligations; and

(e)	payment of an amount which arises after a petition is filed by, or against, any Security Provider or any other Obligor under the U.S. Bankruptcy Code of 1978 even if the obligations do not accrue because of the automatic stay under Section 362 of the U.S. Bankruptcy Code of 1978 or otherwise.

3.	CREATION OF SECURITY

3.1	Security Interest

As security for the prompt and complete payment and performance of the Secured Liabilities when due (whether due because of stated maturity, acceleration, mandatory prepayment, or otherwise) and to induce the Lenders to make the Loans, each Security Provider grants to the Security Agent for the benefit of the Finance Parties a continuing security interest in the Collateral.

3.2	General

(a)	All the Security created under this Agreement:

(i)	is continuing security for the irrevocable and indefeasible payment in full of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part; and

(ii)	is in addition to, and not in any way prejudiced by, any other security now or subsequently held by any Finance Party.

(b)	If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of any Security Provider or any other Obligor or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, any Security Provider or any other Obligor or any of their respective properties), any payment received by the Security Agent or any other Finance Party in respect of the Secured Liabilities is rescinded or avoided or must otherwise be restored or returned by the Security Agent or any other Finance Party, that payment will not be considered to have been made for purposes of this Agreement, and this Agreement will continue to be effective or will be reinstated, if necessary, as if that payment had not been made.

(c)	Each Security Provider, and by its acceptance of this Agreement, the Security Agent, acting for itself and each Finance Party, hereby confirms that it is the intention of all such parties that this Agreement and the obligations of each Security Provider hereunder do not constitute a fraudulent transfer or conveyance for the purposes of U.S. Bankruptcy Law and any fraudulent transfer laws to the extent applicable to this Agreement and the obligations of the Security Providers hereunder. To effectuate the foregoing intention, the Security Agent and the Finance Parties and each Security Provider hereby irrevocably agree that the obligations of each Security Provider under this Agreement at any time shall be limited to the maximum amount that will result in the obligations of such Security Provider under this Agreement not constituting a fraudulent transfer or conveyance.

4.	PERFECTION AND FURTHER ASSURANCES

4.1	General perfection

The Security Providers must take, at their own expense, promptly, and in any event within any applicable time limit:

(a)	whatever action is necessary or desirable; and

(b)	any action which the Security Agent or any other Finance Party may require,

to ensure that this Security is as of the First Utilisation Date, and will continue to be until the end of the Security Period, a validly created, attached, enforceable and (except as otherwise set forth in the provisos below) perfected first priority continuing security interest in the Collateral in all relevant jurisdictions, securing payment and performance of the Secured Liabilities; provided that the parties hereto agree that the only action the Security Providers shall be required to take to perfect the Security Agent’s Security in the Collateral, other than the Specified Collateral, is to file (or permit the Security Agent to file) financing statements (and any necessary continuation statements relating thereto) in the Relevant States; and provided, further, that the Shared Collateral shall be subject to the Motorola Intercreditor Agreement.

With respect to the Specified Collateral, this includes the giving of any notice, order or direction, the making of any filing or registration, the passing of any resolution and the execution and delivery of any documents or agreements which the Security Agent may reasonably determine to be necessary or expedient.

4.2	Filing of financing statements

(a)	Each Security Provider authorizes the Security Agent to prepare and file, at each Security Provider’s expense in all Relevant States:

(i)	financing statements describing the Collateral;

(ii)	continuation statements; and

(iii)	any amendment in respect of those statements,

however, for the avoidance of doubt, the Security Agent shall not be obligated to prepare and file any financing statements, continuation statements and any amendments in respect of those statements.

(b)	Each Security Provider expressly authorizes the Security Agent, if it so elects, to file financing statements with the collateral description “all assets of the Security Provider”, “all personal property of the Security Provider” or other words to that effect.

4.3	Control

(a)	Each Security Provider and each other necessary party have entered into an appropriate Control Agreement with the Security Agent and have taken all other actions necessary for the Security Agent to have control of any Collateral consisting of the Collateral Accounts.

(b)	If, after the date of this Agreement, a Security Provider acquires any Collateral Account, and the new Collateral Account is not covered by an existing Control Agreement, such Security Provider must enter into a Control Agreement in respect of that new Collateral Accounts and take all other actions necessary for the Security Agent to have control of the new Collateral.

4.4	Notice of security interest

(a)	Each Security Provider has executed an Assignment Notice in respect of each account, contract or agreement identified in Schedule 2 (Material NEXT System Documents) and delivered each of these notices to the appropriate account debtors and contract parties identified in Schedule 2 (Material NEXT System Documents).

(b)	Each Security Provider must use its best efforts to cause each of the account debtors and contract parties identified in Schedule 2 (Material NEXT System Documents) to deliver to the Security Agent an Assignment Acknowledgement within 30 days of the date of this Agreement.

4.5	Patent, Trademark and Copyright Security Agreement Supplements

Each Security Provider shall deliver to the Security Agent on the date of this Agreement a fully executed Patent Security Agreement Supplement, Trademark Security Agreement Supplement and/or Copyright Security Agreement Supplement, as applicable, containing a description of all Collateral consisting of Intellectual Property held by such Security Provider capable of recording with the PTO and the Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable. Nothing contained in any Patent Security Agreement Supplement, Trademark Security Agreement Supplement nor Copyright Security Agreement Supplement shall derogate from any of the rights or remedies of the Security Agent hereunder, nor shall anything contained in any Patent Security Agreement Supplement, Trademark Security Agreement Supplement or Copyright Security Agreement Supplement be deemed to prevent or delay the time of attachment or perfection of any security interest in such Collateral created hereby

4.6	Further assurances

(a)	Each Security Provider must take, at its own expense, promptly, and in any event within any applicable time limit, whatever action the Security Agent or any other Finance Party may require for:

(i)	creating, attaching, perfecting and protecting, and maintaining the priority of, any security interest intended to be created by this Agreement;

(ii)	facilitating the enforcement of this Security or the exercise of any right, power or discretion exercisable by the Security Agent or any of its delegates or sub-delegates in respect of any Collateral;

(iii)	obtaining control of any Collateral described in Subclause 4.3 (Control); and

(iv)	facilitating the assignment or transfer of any rights and/or obligations of the Security Agent or any other Finance Party under this Agreement.

This includes the execution and delivery of any transfer, assignment or other agreement or document, whether to the Security Agent or its nominee, which the Security Agent may reasonably determine to be necessary or expedient.

(b)

Each Security Provider irrevocably constitutes and appoints the Security Agent, with full power of substitution, as such Security Provider’s true and lawful attorney-in-fact, in such Security Provider’s name or in the Security Agent’s name or otherwise, and at such Security Provider’s expense, to take any of the actions referred to in paragraph (a) of this Subclause 4.6 without notice to or the consent of such Security Provider. This power of attorney is a power coupled with an interest and cannot be revoked. Each Security Provider ratifies and confirms all actions taken by the Security Agent or its agents under this power of attorney.

(c)	The Security Agent agrees to take such actions and execute such documents, instruments or agreements that are reasonably requested and delivered by any Security Provider in connection with the entry into by such Security Provider of any Secondary Payload Contract, including the execution by the Security Agent of any non-disturbance or other agreements or arrangements reasonably requested by any counterparty thereto, to the extent not inconsistent with the Finance Documents; provided, however, that the Security Agent shall have no obligation to comply with any request that conflicts with, or in any way infringes upon, the Security Agent’s Security.

5.	SURETYSHIP PROVISIONS

5.1	Nature of Security Provider’s obligations

(a)	Each Security Provider’s obligations under this Agreement are independent of any obligation of the Obligors or any other person.

(b)	A separate action or actions may be brought and prosecuted against any Security Provider under this Agreement.

(c)	The Security Agent may enforce its rights under this Agreement, whether or not any action is brought or prosecuted against the Obligors or any other person and whether or not the Obligors or any other person is joined in any action under this Agreement.

5.2	Waiver of defenses

(a)	The obligations of each Security Provider under this Agreement will not be affected by, and each Security Provider irrevocably waives any defense it might have by virtue of, any act, omission, matter or thing which, but for this Subclause, would reduce, release or prejudice any of its obligations under this Agreement (whether or not known to it or any Finance Party). This includes:

(i)	any time, forbearance, extension or waiver granted to, or composition or compromise with, another person;

(ii)	any taking, variation, compromise, exchange, renewal or release of, or any refusal or failure to perfect or enforce, any rights against, or security over assets of, any person;

(iii)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv)	any disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any person;

(v)	any amendment, restatement or novation (however fundamental) of a Finance Document or any other document, guaranty or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document, guaranty or security, the intent of the parties being that the Security Agent’s security interest in the Collateral and each Security Provider’s obligations under this Agreement are to remain in full force and be construed accordingly, as if there were no unenforceability, illegality or invalidity;

(vii)	any avoidance, postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any bankruptcy, insolvency, receivership, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation is for the purposes of any Security Provider’s obligations under this Agreement construed as if there were no such circumstance; or

(viii)	the acceptance or taking of other guaranties or security for the Secured Liabilities, or the settlement, release or substitution of any guaranty or security or of any endorser, guarantor or other obligor in respect of the Secured Liabilities.

(b)	Each Security Provider unconditionally and irrevocably waives:

(i)	diligence, presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonor, notice of the creation or incurring of new or additional indebtedness of the Obligors to the Security Agent or the other Finance Parties, notice of acceptance of this Agreement, and notices of any other kind whatsoever;

(ii)	the filing of any claim with any court in the event of a receivership, insolvency or bankruptcy;

(iii)	the benefit of any statute of limitations affecting any Obligor’s obligations under the Finance Documents or such Security Provider’s obligations under this Agreement or the enforcement of this Agreement or the Security Agent’s security interest in the Collateral; and

(iv)	any offset or counterclaim or other right, defense, or claim based on, or in the nature of, any obligation now or later owed to any Security Provider by the Obligors, the Security Agent or any other Finance Party.

(c)	Each Security Provider irrevocably and unconditionally authorizes the Security Agent and the other Finance Parties to take any action in respect of the Secured Liabilities or any collateral or guaranties securing them or any other action that might otherwise be deemed a legal or equitable discharge of a surety, without notice to or the consent of such Security Provider and irrespective of any change in the financial condition of any Obligor.

5.3	Immediate recourse

Each Security Provider waives any right it may have of first requiring the Security Agent or any other Finance Party (or any trustee or agent on their behalf) to proceed against or enforce any other rights, security or other guaranty or claim payment from any person before claiming from such Security Provider under this Agreement and enforcing the Security Agent’s security interest in the Collateral.

5.4	Appropriations

Until the expiry of the Security Period, but subject at all times to Clause 10, the Security Agent and each other Finance Party (or any trustee or agent on their behalf) may, after this Security has become enforceable pursuant to Clause 8 (When Security becomes enforceable):

(a)	refrain from applying or enforcing any other moneys, security, guaranties (or the proceeds thereof) or rights held or received by the Security Agent or such other Finance Party (or any trustee or agent on their behalf) in respect of the Secured Liabilities (and instead retain it as collateral security); and

(b)	hold in a suspense account as collateral security any moneys received from any realization of the Collateral, from any Security Provider or on account of any Security Provider’s liability under this Agreement or any other Finance Document, without liability to pay interest on those moneys.

5.5	Non-competition

Unless:

(a)	the Security Period has expired, or

(b)	the Security Agent otherwise directs in writing:

no Security Provider will, after a claim has been made by the Security Agent or any other Finance Party against a Security Provider or any other Obligor, or by virtue of any payment or performance by a Security Provider under this Agreement:

(i)	be subrogated to any rights, security or moneys held, received or receivable by the Security Agent or any other Finance Party (or any trustee or agent on their behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of a Security Provider’s liability under this Agreement or any other Finance Document;

(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with the Security Agent or any other Finance Party (or any trustee or agent on their behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

Each Security Provider must hold in trust for and immediately pay or transfer to the Security Agent (or as directed by the Security Agent) for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Subclause or in accordance with any directions given by the Security Agent under this Subclause.

5.6	Waiver of subrogation

Notwithstanding any provision to the contrary in any guaranty given by the Security Providers in respect of the Secured Liabilities, each Security Provider:

(a)	irrevocably and unconditionally waives, for the benefit of the Security Agent and the other Finance Parties; and

(b)	agrees not to claim or assert after the Security Agent has exercised its rights under Clause 8 (When Security becomes enforceable),

any right of subrogation, contribution or indemnity it may have against any Obligor as a result of any payment under that guaranty or in respect of the Secured Liabilities.

5.7	Election of remedies

(a)	Each Security Provider understands that the exercise by the Security Agent and the other Finance Parties of certain rights and remedies contained in the Finance Documents may affect or eliminate such Security Provider’s right of subrogation and reimbursement against the Obligors and that such Security Provider may therefore incur a partially or totally non-reimbursable liability under this Agreement.

(b)	Each Security Provider expressly authorizes the Security Agent and the other Finance Parties to pursue their rights and remedies with respect to the Secured Liabilities in any order or fashion they deem appropriate, in their sole and absolute discretion.

(c)	Each Security Provider waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, or subrogation or any other rights or remedies of such Security Provider against any Obligor, any other person or any security, whether resulting from any election of rights or remedies by the Security Agent or the other Finance Parties, or otherwise.

5.8	Information concerning the Obligors

(a)	Each Security Provider represents and warrants to the Security Agent and the other Finance Parties that such Security Provider is affiliated with each Obligor or is otherwise in a position to have access to all relevant information bearing on the present and continuing creditworthiness of each Obligor and the risk that any Obligor will be unable to pay the Secured Liabilities when due.

(b)	Each Security Provider waives any requirement that the Security Agent or the other Finance Parties advise such Security Provider of information known to the Security Agent or any other Finance Party regarding the financial condition or business of any Obligor, or any other circumstance bearing on the risk of non-performance of the Secured Liabilities.

(c)	Each Security Provider assumes sole responsibility for keeping itself informed of the financial condition and business of each Obligor.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Representations and warranties

The representations and warranties set out in this Clause are made by each Security Provider to each Finance Party as of the date of this Agreement and as provided in Subclause 6.8 (Times for making representations and warranties).

6.2	The Security Providers

(a)	It is incorporated or organized under the laws of the jurisdiction as set forth in Schedule 1 (Security Providers’ Information) hereto.

(b)	Its exact legal name, as it appears in the public records of its jurisdiction of incorporation or organization is as set forth in Schedule 1 (Security Providers’ Information) hereto. It has not changed its name, whether by amendment of its organizational documents, reorganization, merger or otherwise, since the date as set forth in Schedule 1 (Security Providers’ Information) hereto.

6.3	Governmental Approvals

The execution, delivery and performance of this Agreement by each Security Provider (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to this Agreement, and (iii) to the extent that the exercise of certain of the rights, powers, privileges and remedies of the Security Agent or the Finance Parties constitutes a de jure or de facto voluntary or involuntary assignment of an Authorization or a voluntary or involuntary transfer of de jure or de facto control of the holder of any such Authorization, the FCC’s prior consent thereto and (b) will not violate any applicable law or regulation or any order of any Governmental Authority applicable to such Security Provider.

6.4	The Collateral

(a)	It has exclusive possession and control of all Collateral except for Collateral subject to a Control Agreement in compliance with Subclause 4.3 (Control) and any Collateral delivered to the Security Agent in compliance with Subclause 4.6 (Further Assurances).

(b)	Except as permitted under the Facility Agreement:

(i)	it is the sole legal and beneficial owner of, and has the power to transfer and grant a security interest in, the Collateral;

(ii)	none of the Collateral is subject to any Lien other than the Security Agent’s security interest;

(iii)	it has not agreed or committed to sell, assign, pledge, transfer, license, lease or encumber any of the Collateral, or granted any option, warrant or right with respect to any of the Collateral (other than pursuant to this Agreement); and

(iv)	no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect is on file or of record with respect to any Collateral, except for those that create, perfect or evidence the Security Agent’s security interest.

(c)	No litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, involving or affecting the Collateral, and none of the Collateral is subject to any order, writ, injunction, execution or attachment.

6.5	Deposit and Securities Accounts

The list attached hereto as Schedule 3 (Lock-box Accounts, Deposit Accounts and Securities Accounts) is a true and correct list (in all respects) of all bank lock-box accounts, deposit accounts and securities accounts maintained by any Security Provider into which any revenues and/or insurance proceeds are received, deposited or maintained, the Debt Service Reserve Account and the Mandatory Prepayment Account, including (a) an indication of whether such account is a lockbox account, deposit account or a securities account, (b) the name and address of the applicable depositary bank or securities intermediary, (c) the account number and (d) whether the account constitutes a Collateral Account.

6.6	Intellectual Property

Attached hereto as Schedule 4 (Intellectual Property) is a schedule setting forth all of each Security Provider’s Intellectual Property consisting of patents, patent licenses, trademarks and trademark licenses, copyrights and copyright licenses that are registered in such Security Provider’s name, or for which applications for registration have been filed in such Security Provider’s name, in the U.S. (including with the PTO or the Copyright Office) or in any other foreign jurisdiction, in each case, including the (a) registration number or application number and (b) expiration date of any registered Intellectual Property held by such Security Provider.

6.7	No liability

(a)	Its rights, interests, liabilities and obligations under contractual obligations that constitute part of the Collateral are not affected by this Agreement or the exercise by the Security Agent of its rights under this Agreement;

(b)	neither the Security Agent nor any other Finance Party, unless it expressly agrees in writing, will have any liabilities or obligations under any contractual obligation that constitutes part of the Collateral as a result of this Agreement, the exercise by the Security Agent of its rights under this Agreement or otherwise; and

(c)	neither the Security Agent nor any other Finance Party has or will have any obligation to collect upon or enforce any contractual obligation or claim that constitutes part of the Collateral, or to take any other action with respect to the Collateral.

6.8	Times for making representations and warranties

(a)	The representations and warranties set out in this Clause 6 (Representations and Warranties) are made by each Security Provider on the date of this Agreement.

(b)	The representations and warranties set out in Subclause 6.2 (The Security Providers), Subclause 6.3 (Governmental Approvals) and Subclause 6.4 (The Collateral) under this Agreement are deemed to be repeated by each Security Provider on the date of each Utilisation Request, on each Utilisation Date and (except for the representations and warranties set out in paragraph (a) of Subclause 6.3 (Governmental Approvals), paragraphs (b)(ii) through (b)(iv) of Subclause 6.4 (The Collateral) and paragraph (c) of Subclause 6.4 (The Collateral)) on the first day of each Interest Period during the Security Period with reference to the facts and circumstances then existing.

(c)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made, except those representations and warranties that specifically refer to an earlier date. To the extent that any schedule referred to in this Agreement shall need to be updated in order to permit any such representation and warranty to be true and correct when made or deemed made, the relevant Security Provider shall provide the Security Agent with such updated schedule in writing prior to the date such representation is made or deemed made, and such representation and warranty shall be made or deemed made with reference to such updated schedule.

7.	UNDERTAKINGS

7.1	Undertakings

Each Security Provider agrees to be bound by the covenants set out in this Clause.

7.2	The Security Providers

(a)	Each Security Provider must not (i) change the jurisdiction of its incorporation or organization, nor (ii) change its name without, in each case, providing the Security Agent with 30 days’ prior written notice.

(b)	Subject to applicable law, each Security Provider permits the Security Agent and its agents and representatives, during normal business hours and upon reasonable notice, to inspect the Collateral, to examine and make copies of and abstracts from its books and records pertaining to the Collateral, and to discuss matters relating to the Collateral directly with such Security Provider’s officers and employees.

(c)	At the Security Agent’s request, each Security Provider must provide the Security Agent with any information concerning the Collateral that the Security Agent may reasonably request.

7.3	The Collateral

In any suit, legal action, arbitration or other proceeding involving the Collateral or the Security Agent’s security interest, each Security Provider must take all lawful action to avoid impairment of the Security Agent’s security interest or the Security Agent’s rights under this Agreement or the imposition of a Lien on any Collateral.

7.4	Intellectual Property

No Security Provider shall create any nonexclusive license (except to any member of the Group, customers of a Security Provider or of any member of the Group, or in the normal course of business) in any Intellectual Property or general intangible, in each case owned by or licensed to a Security Provider unless such license is in writing and by its terms is expressly subject and subordinate to the security interest created hereby, such subordination to include, without limitation, a provision expressly stating that such license shall terminate, at the option of the Security Agent, upon foreclosure of such security interest.

8.	WHEN SECURITY BECOMES ENFORCEABLE

This Security may be enforced by the Security Agent at any time after an Event of Default has occurred and is continuing.

9.	ENFORCEMENT OF SECURITY

9.1	Administration of Collateral

The Security Agent shall administer the Collateral in the manner contemplated by and hold the Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the Facility Agreement, this Agreement and any other Finance Document to which the Security Agent is a party. The Security Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Facility Agreement, this Agreement and any other Finance Documents to which the Security Agent is a party.

9.2	General

(a)	After this Security has become enforceable pursuant to Clause 8 (When Security Becomes Enforceable) above, the Security Agent may immediately exercise any right under:

(i)	applicable law; or

(ii)	this Agreement,

to enforce all or any part of the Security in respect of any Collateral in any manner or order.

(b)	This includes:

(i)	any rights and remedies available to the Security Agent under applicable law and under the UCC (whether or not the UCC applies to the affected Collateral and regardless of whether or not the UCC is the law of the jurisdiction where the rights or remedies are asserted) as if those rights and remedies were set forth in this Agreement in full;

(ii)	transferring or assigning to, or registering in the name of, the Security Agent or its nominees any of the Collateral;

(iii)	exercising any consent and other rights relating to any Collateral;

(iv)	performing or complying with any contractual obligation that constitutes part of the Collateral;

(v)	receiving, endorsing, negotiating, executing and delivering or collecting upon any check, draft, note, acceptance, chattel paper, account, instrument, document, letter of credit, contract, agreement, receipt, release, bill of lading, invoice, endorsement, assignment, bill of sale, deed, security, share certificate, stock power, proxy, or instrument of conveyance or transfer constituting or relating to any Collateral;

(vi)	asserting, instituting, filing, defending, settling, compromising, adjusting, discounting or releasing any suit, action, claim, counterclaim, right of set-off or other right or interest relating to any Collateral;

(vii)	executing and delivering acquittances, receipts and releases in respect of Collateral; and

(viii)	exercising any other right or remedy available to the Security Agent under the other Finance Documents.

9.3	Collections after an Event of Default

(a)	If an Event of Default occurs and is continuing, each Security Provider must hold all funds and other property received or collected in respect of the Collateral in trust for the Security Agent, and must keep these funds and this other property segregated from all other funds and property so as to be capable of identification.

(b)	Each Security Provider must deliver those funds and that other property to the Security Agent in the identical form received, properly endorsed or assigned when required to enable the Security Agent to complete collection.

(c)	After the occurrence and during the continuation of an Event of Default, no Security Provider may settle, compromise, adjust, discount or release any claim in respect of Collateral.

9.4	Security Agent’s rights upon default

(a)	Without limiting any rights or powers granted by this Agreement to the Security Agent while no Event of Default has occurred and is continuing, each Security Provider irrevocably constitutes and appoints the Security Agent, with full power of substitution, as such Security Provider’s true and lawful attorney-in-fact, in such Security Provider’s name or in the Security Agent’s name or otherwise, and at such Security Provider’s expense, to take any of the actions authorized by this Agreement or permitted under applicable law upon the occurrence and during the continuation of an Event of Default, without notice to or the consent of such Security Provider. This power of attorney is a power coupled with an interest and cannot be revoked. Each Security Provider ratifies and confirms all actions taken by the Security Agent or its agents under this power of attorney.

(b)	Except as otherwise required under applicable law, each Security Provider agrees that 10 days notice shall constitute reasonable notice in connection with any sale, transfer or other disposition of Collateral.

(c)	The Security Agent may comply with any applicable state or federal law requirements in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral.

(d)	Each grant to the Security Agent under this Agreement of any right, power or remedy does not impose upon the Security Agent any duty to exercise that right, power or remedy. The Security Agent will have no obligation to take any steps to preserve any claim or other right against any person or with respect to any Collateral.

(e)	Each Security Provider bears the risk of loss, damage, diminution in value, or destruction of such Security Provider’s Collateral, except to the extent directly caused by the gross negligence or willful misconduct of the Security Agent.

(f)	The Security Agent will have no responsibility for any act or omission of any courier, bailee, broker, bank, investment bank or any other person chosen by it with reasonable care.

(g)	The Security Agent makes no express or implied representations or warranties with respect to any Collateral or other property released to a Security Provider or its successors and assigns.

(h)	Each Security Provider agrees that the Security Agent will have met its duty of care under applicable law if it holds, maintains and disposes of Collateral in the same manner that would be reasonable and customary for a prudent security agent under the same or similar circumstances to hold, maintain and dispose of collateral. To the extent permitted under applicable law, the Security Providers consents to the assignment or transfer of control of any FCC license or other Authorization to a receiver, trustee or similar official or to any purchaser of Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to the Security Agent.

(i)	Except as set forth in this Clause or as required under applicable law, the Security Agent will have no duties or obligations under this Agreement or otherwise with respect to the Collateral.

(j)	The sale, transfer or other disposition under this Agreement of any right, title, or interest of any Security Provider in any item of such Security Provider’s Collateral will:

(i)	operate to divest such Security Provider permanently and all persons claiming under or through such Security Provider of that right, title, or interest, and

(ii)	be a perpetual bar, both at law and in equity, to any claims by such Security Provider or any person claiming under or through such Security Provider with respect to that item of Collateral.

9.5	Certain Regulatory Restrictions

Any provision contained herein or in any other Finance Document to the contrary notwithstanding, no action shall be taken hereunder or thereunder by the Security Agent or any Finance Party which would constitute or result in any assignment of any Authorization or any change of control (whether de jure or de facto) of any Security Provider or Subsidiary of any Security Provider if such assignment of any Authorization or change of control would require, under then existing applicable law, the prior approval of the FCC or any other relevant Governmental Authority without first obtaining such prior approval of the FCC or such other relevant Governmental Authority. Upon the occurrence and during the continuance of an Event of Default each Security Provider agrees to take any action that the Security Agent may request from time to time to obtain from the FCC or any other relevant Governmental Authority such approval referred to in this Section and to enable the Security Agent to exercise and enjoy the full rights and benefits granted to the Security Agent by this Agreement and the other documents referred to above, including specifically, at the cost and expense of the relevant Security Provider, the use of its best efforts to assist in obtaining approval of the FCC or any other relevant Governmental Authority for any action or transaction contemplated by this Agreement for which such approval is or shall be required by applicable law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC or any other relevant Governmental Authority the assignor’s or transferor’s portion of any application or applications for consent to the assignment of any Authorization or transfer of control necessary or appropriate under the FCC’s or any other relevant Governmental Authority’s rules and regulations for approval of (i) any sale, transfer or other disposition of the Collateral by, to or on behalf of the Security Agent (or its designee), or (ii) any assumption by the Security Agent (or its designee), or any purchaser pursuant to a public or private sale of the relevant Collateral, of voting rights in the Collateral effected in accordance with the terms of this Agreement or any other Finance Document. It is understood and agreed that all foreclosure and related actions will be made, to the extent applicable, in accordance with the Communications Act, as amended, and other applicable FCC rules and regulations and, to the extent required by applicable law, published policies and decisions thereunder and thereof and any other applicable law, rule or regulation.

9.6	No marshaling

(a)	The Security Agent need not, and each Security Provider irrevocably waives and agrees that it will not invoke or assert any law requiring the Security Agent to:

(i)	attempt to satisfy the Secured Liabilities by collecting them from any other person liable for them; or

(ii)	marshal any security or guarantee securing payment or performance of the Secured Liabilities or any particular asset of a Security Provider.

(b)	The Security Agent may release, modify or waive any collateral or guarantee that secures any of the Secured Liabilities, without affecting the Security Agent’s rights against any Security Provider.

10.	APPLICATION OF PROCEEDS

Any moneys received in connection with the Collateral by the Security Agent after this Security has become enforceable must be applied in the following order of priority:

(a)	first, in or towards payment of or provision for all costs and expenses incurred by the Security Agent or any other Finance Party in connection with the enforcement of this Security;

(b)	second, in or towards payment of, or provision for, the Secured Liabilities in accordance with the Facility Agreement; and

(c)	third, in payment of the surplus (if any) to the Security Providers or any other person entitled to it under applicable law.

This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Finance Party to recover any shortfall from a Security Provider.

11.	DELEGATION

11.1	Power of attorney

The Security Agent may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under or in connection with this Agreement.

11.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Security Agent may reasonably think fit.

11.3	Liability

The Security Agent will not be in any way liable or responsible to any Security Provider for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate that was chosen by it with reasonable and due care.

12.	CHANGES TO THE PARTIES

12.1	Security Provider

No Security Provider may assign, delegate or transfer any of its rights or obligations under this Agreement without the consent of the Security Agent (acting on behalf of the Majority Lenders), and any purported assignment, delegation or transfer in violation of this provision shall be void and of no effect.

12.2	Security Agent

(a)	The Security Agent may assign or transfer its rights and obligations under this Agreement in the manner permitted under the Facility Agreement.

(b)	Each Security Provider waives and will not assert against any assignee of the Security Agent any claims, defenses or set-offs which such Security Provider could assert against the Security Agent except for defenses which cannot be waived under applicable law.

12.3	Successors and assigns

This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Security Providers and the Security Agent.

13.	MISCELLANEOUS

13.1	Amendments and waivers

This Agreement and its provisions shall only be modified, amended or supplemented by the written agreement of the Security Agent and each Security Provider.

13.2	Waivers and remedies cumulative

(a)	The rights, powers and remedies of the Security Agent under this Agreement:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under applicable law; and

(iii)	may be waived only in writing and specifically.

(b)	No failure or delay on the part of the Security Agent in exercising any right, power or privilege under this Agreement and no course of dealing between the Security Agent, on one hand, and any Security Provider, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

13.3	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument.

14.	SEVERABILITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (a) the other provisions of this Agreement will remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision of this agreement in any jurisdiction will not affect the validity or enforceability of such provision in any other jurisdiction.

15.	RELEASE

(a)

Collateral that is permitted to be released from the Security created under this Agreement in order to permit the Security Providers to consummate any Permitted Disposal or Permitted Transaction or grant any Permitted Security, pursuant to the Facility Agreement, or is otherwise permitted to be released in accordance with the terms of the Facility Agreement shall be released by the Security Agent and the Security Agent shall execute and deliver to the Security Provider all documents as provided by such Security Provider that are necessary to release any such Collateral from this Security and will return any such released Collateral, if any, to such Security Provider, in each case, at the cost of such Security

Provider, at such times and only to the extent necessary to permit the Security Providers to effect any such transactions. The Security Provider must request in writing any release and must specify the purposes for which the release is requested and the requested release date. Any release of Collateral hereunder shall comply with the terms of this Agreement and the Facility Agreement.

(b)	At the end of the Security Period, this Agreement shall terminate, and the Security Agent, at the request and cost of the Security Providers, shall assign, transfer and deliver any remaining Collateral and money received in respect thereof, to or on the order of the Security Providers and take whatever action is necessary to release the Collateral from this Security (including endorsing, executing, delivering, recording and filing all instruments and documents (including any UCC termination statements)), and do all other acts and things, required for the return of the Collateral to the Security Providers, and to evidence or document the release of the Collateral from this Security.

16.	NOTICES

16.1	Notices

Any communication in connection with this Agreement must be given in accordance with clause 32 of the Facility Agreement.

16.2	Contact details

The address and fax number of each party to this Agreement for any communication to be made or delivered under or in connection with this Agreement is as provided in subclause 32.2 of the Facility Agreement.

17.	GOVERNING LAW

This Agreement, the relationship between the Security Providers and the Finance Parties and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with laws of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any part of the Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

18.	ENFORCEMENT

18.1	Jurisdiction

(a)	For the benefit of the Security Agent, each Security Provider agrees that any New York State court or Federal court sitting in the City and County of New York has jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of those courts.

(b)	Each Security Provider:

(i)	waives objection to the New York State and Federal courts on grounds of personal jurisdiction, inconvenient forum or otherwise as regards proceedings in connection with this Agreement;

(ii)	agrees that a judgment or order of a New York State or Federal court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

(iii)	agrees that service of process in any action, suit or proceeding brought in any of the courts referred to in paragraph (a) of this Subclause 18.1 may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Security Provider in accordance with Clause 16 (Notices) above and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(c)	To the extent that any Security Provider may, in any action, suit or proceeding brought in any of the courts referred to in paragraph (a) of this Subclause 18.1 or otherwise arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring any Secured Party in such action, suit or proceeding to post security for the costs of any Security Provider or to post a bond or to take similar action, as the case may be, each Security Provider hereby irrevocably waives such benefit, in each cast to the fullest extent now or hereafter permitted under applicable law.

(d)	Nothing in this Subclause limits the right of the Security Agent or any other Finance Party to bring proceedings against any Security Provider in connection with this Agreement:

(i)	in any other court of competent jurisdiction; or

(ii)	concurrently in more than one jurisdiction.

18.2	Service of Process

(a)

Each Security Provider not incorporated or organized within the United States irrevocably appoints CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 or any other then duly qualified service of process agent, as its agent for service of process in relation to proceedings before any courts located in the State of New York in connection with this Agreement.

(b)	Each Security Provider not incorporated or organized within the United States agrees to maintain an agent for service of process in the State of New York until the end of the Security Period

(c)	Each Security Provider agrees that failure by a process agent to notify such Security Provider of the process will not invalidate the proceedings concerned.

18.3	Complete Agreement

This Agreement and the other Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

18.4	Waiver of Jury Trial

EACH SECURITY PROVIDER AND THE SECURITY AGENT (FOR ITSELF AND ON BEHALF OF THE OTHER FINANCE PARTIES) WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

The undersigned, intending to be legally bound, have executed and delivered this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE 1

SECURITY PROVIDERS’ INFORMATION

Legal Name of Security Provider	Jurisdiction of Incorporation or Organization	Date of Incorporation or Organization

Iridium Communications Inc.	Delaware	Originally formed as GHL Acquisition Corp. on 11/02/07; name changed to Iridium Communications Inc. on 9/29/09

Iridium Satellite LLC	Delaware	07/31/00

Iridium Holdings LLC	Delaware	11/01/00

Iridium Carrier Holdings LLC	Delaware	02/26/01

Iridium Carrier Services LLC	Delaware	02/20/01

SE Licensing LLC	Delaware	09/27/02

Iridium Government Services LLC	Delaware	08/10/01

Iridium Constellation LLC	Delaware	11/20/00

Syncom-Iridium Holdings Corp.	Delaware	12/28/00

SCHEDULE 2

MATERIAL NEXT SYSTEM DOCUMENTS

Material NEXT System Document	Account Debtor or Contract Debtor

Satellite Supply Contract	TAS

SpaceX Launch Contract	SpaceX

SCHEDULE 3

LOCKBOX ACCOUNTS, DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Account Holder	Type of Account (i.e. Lockbox, Deposit or Securities)	Name and Address of the Depositary Bank or Securities Intermediary	Account Number	Collateral Account (Yes/No)

Iridium Satellite LLC	Securities Account (Debt Service Reserve Account)	Deutsche Bank Trust Company Americas 60 Wall Street - 27th floor MSNYC60-2710 New York, New York 10005 Attn: Project Finance Manager - Iridium Satellite LLC		Yes

Iridium Satellite LLC	Securities Account (Mandatory Prepayment Account)	Deutsche Bank Trust Company Americas 60 Wall Street - 27th floor MSNYC60-2710 New York, New York 10005 Attn: Project Finance Manager - Iridium Satellite LLC		Yes

Iridium Satellite LLC	Deposit Account (BOA Revenue Account)	Bank of America, N.A. Bank of America Merrill Lynch 1101 Wootton Parkway 4th Floor MD9-978-04-01 Rockville, MD 20852		Yes

Iridium Communications Inc.	Deposit Account	Bank of America, N.A. Bank of America Merrill Lynch 1101 Wootton Parkway 4th Floor MD9-978-04-01 Rockville, MD 20852		No

SCHEDULE 4

INTELLECTUAL PROPERTY

•	TRADEMARKS

Country	Mark	App. No.	App. Date	Reg. No.	Reg. Date	Owner

Australia	IRIDIUM	536019	6/13/1990	536019	6/13/1990	IRIDIUM SATELLITE LLC

Bahrain	IRIDIUM (English & Arabic)	1078/94	9/21/1994	SM 1459	1/7/1996	IRIDIUM SATELLITE LLC

Bhutan	IRIDIUM	BT/M/98/01196	1/22/1998	BT/T/1998/1196	2/1/2008	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	BT/M/98/01195	1/22/1998	BT/T/1998/1195	2/1/2008	IRIDIUM SATELLITE LLC

Bolivia	IRIDIUM	901237	9/26/1990	51540	7/31/1991	IRIDIUM SATELLITE LLC

	IRIDIUM	901236	9/26/1990	51539	7/31/1991	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	98-4438	11/13/1998	76825-C	1/27/2000	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	98-4439	11/13/1998	76819-C	1/27/2000	IRIDIUM SATELLITE LLC

Canada	IRIDIUM	751,942	4/7/1994	440,671	3/17/1995	IRIDIUM SATELLITE LLC

Chile	IRIDIUM	596.666	1/31/2003	700335	8/11/2004	IRIDIUM SATELLITE LLC

	IRIDIUM	596.667	1/31/2003	702.075	9/1/2004	IRIDIUM SATELLITE LLC

China	BIG DIPPER	9800085514	7/29/1998	1361350	2/7/2000	IRIDIUM SATELLITE LLC

	BIG DIPPER	9800085515	7/29/1998	1342442	12/7/1999	IRIDIUM SATELLITE LLC

	IRIDIUM	90/26362	7/25/1990	559015	7/20/1991	IRIDIUM SATELLITE LLC

	IRIDIUM	94112532	11/3/1994	869,930	9/7/1996	IRIDIUM SATELLITE LLC

	IRIDIUM (In Chinese Characters)	9800088680	8/5/1998	1342449	12/7/1999	IRIDIUM SATELLITE LLC

	IRIDIUM SYSTEM (In Chinese)	9800088679	8/5/1998	1367226	2/21/2000	IRIDIUM SATELLITE LLC

Cuba	IRIDIUM	32/94	1/13/1994	120,846	8/29/1994	IRIDIUM SATELLITE LLC

Cyprus	IRIDIUM & Design	39855	2/24/1994	39855	11/22/1996	IRIDIUM SATELLITE LLC

	IRIDIUM & Design	39856	2/24/1994	39856	11/22/1996	IRIDIUM SATELLITE LLC

Egypt	IRIDIUM	146073	10/7/2001	146073	5/28/2006	IRIDIUM SATELLITE LLC

	IRIDIUM	146074	10/7/2001	146074	10/7/2001	IRIDIUM SATELLITE LLC

Estonia	BIG DIPPER	97 02428	4/14/1999	28642	4/14/1999	IRIDIUM SATELLITE LLC

European Community	IRIDIUM	119313	4/1/1996	119313	1/20/1999	IRIDIUM SATELLITE LLC

Georgia	IRIDIUM	T1993-008064	7/20/1993	12521	7/12/1999	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	T1998 01310	1/28/1998	M14053	10/9/2001	IRIDIUM SATELLITE LLC

Honduras	IRIDIUM & BIG DIPPER	13305/97	11/14/1997	77,246	5/31/2000	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	13304/97	11/14/1997	5682	12/20/1999	IRIDIUM SATELLITE LLC

Hong Kong	IRIDIUM	4684/90	6/7/1990	2867/92	6/7/1990	IRIDIUM SATELLITE LLC

	IRIDIUM	05076/92	1/28/1992	01702/94	1/28/1992	IRIDIUM SATELLITE LLC

	IRIDIUM	5491/90	7/6/1990	00772/94	7/6/1990	IRIDIUM SATELLITE LLC

Iceland	IRIDIUM	586/1994	5/31/1994	1019/1994	11/25/1994	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	129/1999	1/18/1999	544/1999	5/27/1999	IRIDIUM SATELLITE LLC

	IRIDIUM	1273433	3/18/2004	1273433	10/6/2005	IRIDIUM SATELLITE LLC

Iraq	IRIDIUM	45485	2/9/2004	45485	6/2/2008	IRIDIUM SATELLITE LLC

Jamaica	IRIDIUM	9/1600	8/23/1994	27,761	3/6/1997	IRIDIUM SATELLITE LLC

	IRIDIUM & Design	9/1601	8/23/1994	30,760	6/26/1998	IRIDIUM SATELLITE LLC

	Iridium OpenPort	2009-66374	8/31/2009			IRIDIUM SATELLITE LLC

Kazakhstan	IRIDIUM	5541	2/7/1994	4242	8/27/1998	IRIDIUM SATELLITE LLC

	IRIDIUM (In Cyrillic)	7408	5/3/1995	6307	8/27/1998	IRIDIUM SATELLITE LLC

Kenya	IRIDIUM	38239	6/27/1990	38239	6/27/1991	IRIDIUM SATELLITE LLC

	IRIDIUM	0251	5/10/1995	0251	3/21/1996	IRIDIUM SATELLITE LLC

	IRIDIUM & Design	41517	6/9/1994	41517	6/14/1995	IRIDIUM SATELLITE LLC

	IRIDIUM & Design	0250	5/10/1995	0250	3/17/1997	IRIDIUM SATELLITE LLC

Korea, Republic of	BIG DIPPER	51101/1997	11/1/1997	455732	9/30/1999	IRIDIUM SATELLITE LLC

	BIG DIPPER	30037/1998	11/17/1998	456957	10/19/1999	IRIDIUM SATELLITE LLC

	IRIDIUM	22235/90	7/23/1990	222047	9/26/1991	IRIDIUM SATELLITE LLC

	IRIDIUM	2177/90	6/23/1990	21735	10/12/1993	IRIDIUM SATELLITE LLC

Kosovo	IRIDIUM	2523	9/24/2008			IRIDIUM SATELLITE LLC

Kuwait	IRIDIUM	30660	4/16/1995	28582	4/16/1995	IRIDIUM SATELLITE LLC

	IRIDIUM (In Cyrillic)	982952.3	7/22/1998	5086	9/30/1999	IRIDIUM SATELLITE LLC

Liberia	IRIDIUM		11/22/1991	221191/146	11/22/1991	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	98000649	11/13/1998	231198/649	11/23/1998	IRIDIUM SATELLITE LLC

Lithuania	IRIDIUM & Design	ZP 16400	8/8/1994	26030	11/25/1997	IRIDIUM SATELLITE LLC

Madagascar	IRIDIUM	94/00504D	10/27/1994	00612	7/4/1995	IRIDIUM SATELLITE LLC

Malaysia	BIG DIPPER	98/14056	12/8/1998	98014056	3/17/2009	IRIDIUM SATELLITE LLC

	IRIDIUM	4105/90	6/27/1990	90/04105	10/17/1995	IRIDIUM SATELLITE LLC

	IRIDIUM	2001-13718	10/17/2001	01013718	6/15/2007	IRIDIUM SATELLITE LLC

	IRIDIUM (In Chinese Characters)	99/00523	1/23/1999	99000523	9/30/2002	IRIDIUM SATELLITE LLC

Malta	IRIDIUM	23,823	12/2/1994	23,823	7/7/1995	IRIDIUM SATELLITE LLC

	IRIDIUM	1017775	7/3/2009			IRIDIUM SATELLITE LLC

Monaco	IRIDIUM	015302	3/16/1994	94.15255	5/17/1994	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	99.20125	11/27/1998	99.20125	11/27/1998	IRIDIUM SATELLITE LLC

Mongolia	BIG DIPPER	2825	6/3/1999	2674	6/3/1999	IRIDIUM SATELLITE LLC

	IRIDIUM	1573	2/16/1995	1566	2/16/1995	IRIDIUM SATELLITE LLC

Nepal	IRIDIUM					IRIDIUM SATELLITE LLC

IRIDIUM						IRIDIUM SATELLITE LLC

Nicaragua	IRIDIUM	0404176	6/14/1991	20753	12/6/1991	IRIDIUM SATELLITE LLC

	IRIDIUM	0404335	6/14/1991	20928	1/17/1992	IRIDIUM SATELLITE LLC

Norway	IRIDIUM	903084	6/30/1990	149.709	3/19/1992	IRIDIUM SATELLITE LLC

OAPI	IRIDIUM & Design	83730	8/5/1994	34218	11/24/1995	IRIDIUM SATELLITE LLC

Oman	IRIDIUM	26968	1/1/2002	26968	5/22/2006	IRIDIUM SATELLITE LLC

	IRIDIUM	26969	1/1/2002	26969	4/13/2005	IRIDIUM SATELLITE LLC

	IRIDIUM	227622	9/23/2006			IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	22618-97	11/6/1997	211619	3/2/1999	IRIDIUM SATELLITE LLC

Russian Federation	BIG DIPPER	98707233	4/27/1998	180480	10/7/1999	IRIDIUM SATELLITE LLC

	IRIDIUM	2001728986	9/25/2001	260142	12/9/2003	IRIDIUM SATELLITE LLC

	IRIDIUM (in Cyrillic)	94014040	4/26/1994	131,936	9/15/1995	IRIDIUM SATELLITE LLC

Saint Kitts and Nevis	IRIDIUM	2008/0296-S	8/25/2008	2008/0296-S	3/26/2009	IRIDIUM SATELLITE LLC

Saint Lucia	IRIDIUM	99111145	4/8/1994	78 of 1994	7/21/1994	IRIDIUM SATELLITE LLC

Serbia	IRIDIUM	172/02	2/20/2002	48127	2/16/2005	IRIDIUM SATELLITE LLC

Sierra Leone	IRIDIUM	13891	3/30/1994	13,891	2/21/1996	IRIDIUM SATELLITE LLC

South Africa	IRIDIUM	2002/04678	4/8/2002	2002/04678	9/18/2006	IRIDIUM SATELLITE LLC

Taiwan	IRIDIUM	79/31574	7/18/1990	513629	1/31/2001	IRIDIUM SATELLITE LLC

	IRIDIUM	91013888	4/12/2002	180076	4/16/2003	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	87010011	3/6/1998	850079	1/31/2001	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	91013889	4/12/2002	180939	4/16/2003	IRIDIUM SATELLITE LLC

Turkey	IRIDIUM	12992/95	11/8/1995	170155	11/8/1995	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER		3/5/1999	208959	3/5/1999	IRIDIUM SATELLITE LLC

	IRIDIUM & BIG DIPPER	1999/2176	3/5/1999	209009	3/5/1999	IRIDIUM SATELLITE LLC

Turkish Cyprus	IRIDIUM & BIG DIPPER	4696	12/28/1998	4696	12/28/1998	IRIDIUM SATELLITE LLC

	IRIDIUM & Design	3391	12/10/1993	3391	12/10/1993	IRIDIUM SATELLITE LLC

Turkmenistan	IRIDIUM	1(191)	11/9/1994	487	3/14/1997	IRIDIUM SATELLITE LLC

Turks and Caicos Islands	BIG DIPPER		2/12/1997	11648	2/12/1997	IRIDIUM SATELLITE LLC

	IRIDIUM	10,985	5/11/1994	10,985	5/11/1995	IRIDIUM SATELLITE LLC

Ukraine	IRIDIUM	2001106593	10/22/2001	47716	3/15/2005	IRIDIUM SATELLITE LLC

	IRIDIUM	2001106594	10/22/2001	50107	6/15/2005	IRIDIUM SATELLITE LLC

United Kingdom	IRIDIUM	1432570	6/14/1990	1432570	6/14/1990	IRIDIUM SATELLITE LLC

United States	IRIDIUM	74/801,645	6/6/1990	1,835,931	5/10/1994	IRIDIUM SATELLITE LLC

	IRIDIUM	74/531,953	6/1/1994	2,219,112	1/19/1999	IRIDIUM SATELLITE LLC

	Iridium GoChat	77/457,794	4/25/2008			IRIDIUM SATELLITE LLC

	Iridium OpenPort	77/457,789	4/25/2008	3,614,921	5/5/2009	IRIDIUM SATELLITE LLC

Uruguay	IRIDIUM	239095	8/10/1990	239.095	5/27/1991	IRIDIUM SATELLITE LLC

	IRIDIUM & Design	93-23033	12/22/1993	S-003227	2/9/1996	IRIDIUM SATELLITE LLC

•	PATENTS

Country	Title	Date Filed or Granted	Serial No. or Patent No.	Owner

United States	System and or Method for Call Intercept Capability in a Global Mobile Satellite Communications System	July 31, 1998 (Filed)	6,122,499	Iridium Satellite LLC
United States	Call Conversion Process for a Business System for a Global Telecommunications Network	September 21, 1998 (Filed)	6,134,307	Iridium Satellite LLC
United States	Method and System for Uniform Call Termination Treatment in a Global Communications Network	September, 22 1998 (Filed)	6,160,995	Iridium Satellite LLC
United States	Method and System for Locating Subscribers in a Global Telecommunications Network	September 22, 1998 (Filed)	6,198,922	Iridium Satellite LLC
United States	Re-registration of Network Units	January 19, 1999 (Filed)	6,285,882	Iridium Satellite LLC
United States	Error Management in a Messaging/Telephony Location Interworking Service	December 16, 1998 (Filed)	6,314,288	Iridium Satellite LLC
United States	Method and System for Validating Subscriber Identities in a Communications Network	November 24, 1998 (Filed)	6,338,140	Iridium Satellite LLC
United States	Internet Working System and Method for a Global Telecommunications Network	September 22, 1998 (Filed)	6,421,727	Iridium Satellite LLC
Canada	System/Method for Call Intercept	July 30, 1999 (Filed)	2,338,858	Iridium Satellite LLC

SCHEDULE 5

COMMERCIAL TORT CLAIMS

None.

SIGNATORIES

Iridium Communications Inc.,

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Iridium Satellite LLC,

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Iridium Holdings LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Iridium Carrier Holdings LLC,

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Iridium Carrier Services LLC,

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Signature Page to Security Agreement

SE Licensing LLC, By: Iridium Holdings LLC, its Manager

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Iridium Government Services LLC, By: Iridium Constellation LLC, its Manager

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Iridium Constellation LLC

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

Syncom-Iridium Holdings Corp.

/s/ John S. Brunette

By: John S. Brunette

Title: Chief Legal and Administrative Officer and Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Security Agent

/s/ Yana Kislenko

By:	Yana Kislenko

Title:	Assistant Vice President

/s/ Wanda Camacho

By:	Wanda Camacho

Title:	Vice President

Signature Page to Security Agreement

EXHIBIT 1

FORM OF ASSIGNMENT NOTICE

[on the letterhead of the relevant Security Provider]

From:	[SECURITY PROVIDER]

To:	[COUNTERPARTY]

Copy:	[SECURITY AGENT]

[DATE]

Ladies and Gentlemen,

Re: [describe Contract] (the Contract)

1.	Notice

We give you notice that we have granted to [SECURITY AGENT] the (Security Agent) a first-priority security interest in all of our rights and interests under the Contract.

2.	Rights under the Contract

Until you receive a notice or instruction from the Security Agent to the contrary (an Enforcement Notice), we may exercise all our rights and powers under the Contract. After the Security Agent has delivered to you an Enforcement Notice, the Security Agent will have the exclusive right to exercise all of our rights and powers under the Contract. In particular, after the delivery of an Enforcement Notice, you are to pay all sums due under the Contract only as directed by the Security Agent. If there is a conflict between instructions you receive from us and instructions you receive from the Security Agent, you are to follow the Security Agent’s instructions.

3.	Authorization

We irrevocably instruct and authorize you, from and after the date of this letter, to:

(a)	disclose to the Security Agent any information relating to the Contract which the Security Agent may request;

(b)	comply with the terms of any notice or instruction you receive from the Security Agent relating to the Contract; and

(c)	send copies of any notices and other information required or permitted to be sent to us under the Contract to the Security Agent as follows:

[●]

Fax:        [●]

Attention:          [●]

4.	Amendments

The instructions in this letter may not be revoked or amended without the prior written consent of the Security Agent.

5.	Acknowledgement

We request that you indicate your agreement to the terms of this notice by signing and returning to the Security Agent and to us copies of the acknowledgement that is attached.

Yours faithfully,

[SECURITY PROVIDER]

(Authorized signatory)

By:

Title:

EXHIBIT 2

FORM OF ASSIGNMENT ACKNOWLEDGEMENT

[on the letterhead of the Counterparty]

From:	[COUNTERPARTY]

To:	[SECURITY AGENT]

and

[SECURITY PROVIDER]

[DATE]

Ladies and Gentlemen:

Re: [describe the Contract] [the Contract]

1.	We confirm that we have received from [SECURITY PROVIDER] (the Security Provider) a notice dated [ ] (the Notice) informing us that the Security Provider has granted to [SECURITY AGENT] (the Security Agent) a first-priority security interest in all of its rights and interests under the Contract.

2.	We also confirm that:

(a)	we accept the instructions and authorizations contained in the Notice and undertake to comply with the terms of the Notice;

(b)	we have not received notice of any other assignment of the Contract or of any interest or claim of any third party in or to the Contract; and

(c)	we will comply with all notices and instructions we receive from the Security Agent, and after our receipt of the Enforcement Notice referred to in the Notice, we will pay sums due under the Contract only as directed by the Security Agent.

Yours faithfully,

[COUNTERPARTY]
(Authorized signatory)

By:

Title:

EXHIBIT 3

SUPPLEMENT TO SECURITY AGREEMENT (COPYRIGHTS)

WHEREAS, [                    ], a [                    ] entity (herein referred to as “Security Provider”), having an address at [                    ] has adopted, used and is using the copyrights listed on the annexed Schedule A, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, the Security Provider has entered into a Security Agreement (said Security Agreement, as it may hereafter be amended or otherwise modified from time to time being the “Security Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Security Agent; and

WHEREAS, pursuant to the Security Agreement, the Security Provider has granted to the Security Agent a security interest in all right, title and interest of the Security Provider in and to the Copyrights, and the registration and recordings thereof in the United States Copyright Office or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Security Provider and all extensions or renewals thereof and all copyright licenses registered with the United States Copyright Office, and all proceeds of all of the foregoing, including, without limitation, any claims by the Security Provider against third parties for infringement thereof (the “Collateral”), to secure the payment and performance of the Secured Liabilities.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Security Provider does hereby further confirm, and put on the public record, its grant to the Security Agent of a security interest in the Collateral to secure the prompt payment and performance of the Secured Liabilities.

The Security Provider does hereby further acknowledge and affirm that the rights and remedies of the Security Agent with respect to the assignment of and grant of a security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

The Security Agent’s address is [                    ].

IN WITNESS WHEREOF, the Security Provider has duly executed or caused this Supplement to Security Agreement (Copyrights) to be duly executed as of [    ].

[ ]

By:

Name

Title:

Schedule A to the SUPPLEMENT TO SECURITY AGREEMENT

(COPYRIGHTS)

Copyright	Registration Date	Registration No.

EXHIBIT 4

SUPPLEMENT TO SECURITY AGREEMENT (PATENTS)

WHEREAS, [                    ], a [                    ] entity (herein referred to as “Security Provider”), having an address at [                    ] owns the letters patent, and/or applications for letters patent, of the United States of America, more particularly described on Schedule A annexed hereto as part hereof (the “Patents”).

WHEREAS, the Security Provider has entered into a Security Agreement (said Security Agreement, as it may hereafter be amended or otherwise modified from time to time being the “Security Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Security Agent; and

WHEREAS, pursuant to the Security Agreement, the Security Provider has granted to the Security Agent a security interest in all right, title and interest of the Security Provider in and to the Patents, together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Security Provider, and all reissues, continuations, continuations-in-part, term restorations or extensions thereof, all patent licenses registered with the United States Patent and Trademark Office and all proceeds of all of the foregoing, including, without limitation, any claims by the Security Provider against third parties for infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment and performance of the Secured Liabilities.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Security Provider does hereby further confirm, and put on the public record, its grant to the Security Agent of a security interest in the Collateral to secure the prompt payment and performance of the Secured Liabilities.

The Security Provider does hereby further acknowledge and affirm that the rights and remedies of the Security Agent with respect to the assignment of and grant of a security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provision of which are hereby incorporated herein by reference as if fully set forth herein.

The Security Agent’s address is [                    ].

IN WITNESS WHEREOF, the Security Provider has duly executed or caused this Supplement to Security Agreement (Patents) to be duly executed as of [                    ].

[ ]

By:

Name:

Title:

Schedule A to the SUPPLEMENT TO SECURITY AGREEMENT

(PATENTS)

Title	Date Filed or Granted	Serial No. or Patent No.

EXHIBIT 5

SUPPLEMENT TO SECURITY AGREEMENT (TRADEMARKS)

WHEREAS, [                    ], a [                    ] entity (herein referred to as “Security Provider”), having an address at [                    ] has adopted, used and is using the trademarks, trade names, trade styles and service marks listed on the annexed Schedule A, which trademarks, trade names, trade styles and service marks are registered or are the subject of an application in the United States Patent and Trademark Office (the “Trademarks”); and

WHEREAS, the Security Provider has entered into a Security Agreement (said Security Agreement, as it may hereafter be amended or otherwise modified from time to time being the “Security Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Security Agent; and

WHEREAS, pursuant to the Security Agreement, the Security Provider has granted to the Security Agent a security interest in all right, title and interest of the Security Provider in and to the Trademarks, together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and the goodwill of the business symbolized by the Trademarks and the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Security Provider, and all reissues, extensions or renewals thereof, all trademark licenses registered with the United States Patent and Trademark Office and all proceeds of all of the foregoing, including, without limitation, any claims by the Security Provider against third parties for infringement thereof (the “Collateral”), to secure the payment and performance of the Secured Liabilities.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Security Provider does hereby further confirm, and put on the public record, their grant to the Security Agent of a security interest in the Collateral to secure the prompt payment and performance of the Secured Liabilities.

The Security Provider does hereby further acknowledge and affirm that the rights and remedies of the Security Agent with respect to the grant of, security interest in and mortgage on the Collateral made hereby are more fully set forth in the Security Agreement; the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

The Security Agent’s address is [                    ].

IN WITNESS WHEREOF, the Security Provider has duly executed or caused this Supplement to Security Agreement (Trademarks) to be duly executed as of [                    ].

[ ]

By:

Name:

Title:

SCHEDULE A to the SUPPLEMENT TO SECURITY AGREEMENT

TRADEMARKS

Trademark	Application or Registration Date	Application Serial No. or Registration No.